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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in McKesson HBOC, Inc. Registration Statement Nos. 33-86536, 333-00611, 333-02871, 333-21931, 333-
30104, 333-30216, 333-30218, 333-30220, 333-30222, 333-30226, 333-32643, 333-
32645, 333-43101, 333-43079, 333-48339, 333-48859, 333-50261, 333-70501 and
333-71917 on Form S-8, Registration Statement Nos. 333-26443, and Amendment No. 1 thereto, 333-85973, 333-50985 and 333-66359 on Form S-3 and Registration Statement Nos. 333-49119, and Amendment No. 1 thereto, and 333-56623 on Form S-4 of our report dated May 19, 2000 (which report was modified to indicate that the consolidated financial statements of HBO & Company ("HBOC") as of and for the year ended March 31, 1998 were audited by other auditors whose report (which expresses an unqualified opinion and includes an explanatory paragraph related to certain shareholder litigation) has been furnished to us, and our opinion insofar as it relates to the amounts included for HBOC as of and for the year ended March 31, 1998 is based solely on the report of such auditors and to refer to certain shareholder litigation as discussed in Financial Note 18 to the consolidated financial statements), appearing in this Annual Report on Form 10-K of McKesson HBOC, Inc., for the year ended March 31, 2000.

Deloitte & Touche LLP
San Francisco, California
June 13, 2000